UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

EMC METALS CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	Not Applicable
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

888 Dunsmuir Street, 11th Floor, Vancouver, British Columbia, Canada, V6C 3K4
(Address of principal executive offices) (Zip Code)

(604) 648-4653
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of the holders of common shares of EMC Metals Corp. held on August 2, 2011, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Five. The shareholders approved the number of directors to be fixed at five.

For: 69,831,330 (99.9%)
Against: 40,500 (0.1%)
Not Voted: 20,000

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

	George F. Putnam:	For: 62,006,030 (88.7%)
Withheld: 40,500 (0.06%)
Not Voted: 7,845,300

	William B. Harris:	For: 62,006,030 (88.7%)
Withheld: 40,500 (0.06%)
Not Voted: 7,845,300

	Barry T. Davies:	For: 61,998,030 (88.7%)
Withheld: 48,500 (0.07%)
Not Voted: 7,845,300

	Willem P.C. Duyvesteyn:	For: 62,005,280 (88.7%)
Withheld: 41,250 (0.06%)
Not Voted: 7,845,300

	Daniel E. Wolfus:	For: 62,006,030 (88.7%)
Withheld: 40,500 (0.06%)
Not Voted: 7,845,300

3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

For: 69,869,080 (99.97%)
Withheld: 2,750 (0.0039%)
Not Voted: 20,000

4.

Approval of Stock Option Plan. Subject to the requirements of the Toronto Stock Exchange, the shareholders approved all unallocated entitlements issuable under the Company’s 2008 stock option plan until August 2, 2014.

For: 61,288,130 (87.69%) Withheld: 758,400 (1.09%) Not Voted: 7,845,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC Metals Corp.
Date	August 5, 2011	(Registrant)

/s/ Nancy La Couvee
Nancy La Couvee, Corporate Secretary